Exhibit 99.1

News Release For further information, please contact:
333 Butternut Drive Syracuse, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Completes Acquisition

of ClearPoint Federal Bank & Trust

SYRACUSE, N.Y. — June 1, 2026 — Community Financial System, Inc. (NYSE: CBU) (the “Company”) through its wholly-owned banking subsidiary, Community Bank, N.A., is pleased to announce the completion of its acquisition of ClearPoint Federal Bank & Trust (“ClearPoint”). ClearPoint is a national leader in trust administration for the approximately $20 billion death care industry, with over $1.5 billion of assets under management and a historical three-year revenue compound annual growth rate of 9.7%. The transaction significantly expands the revenue and offerings of Nottingham Financial Group (“NFG”), the Company’s wealth management services business, and is consistent with the Company’s strategic focus on deploying capital into durable, recurring, and growing income streams. The new business will operate as ClearPoint Trust, a division of Community Bank, N.A.

Dimitar A. Karaivanov, President and Chief Executive Officer of the Company, stated, “We are excited about the opportunity ClearPoint Trust brings to NFG’s expanding suite of products and services. The Company seeks innovative and sustainable sources of revenue, and the chance to provide funeral and cemetery trust services to this large and growing market is an excellent way to diversify and build on existing strengths. ClearPoint Trust’s team has extensive experience providing financial services to funeral homes and cemeteries, and with the greater resources the Company can provide, we expect this line of business to deliver a consistent and growing contribution to the Company’s bottom line.”

The all-cash transaction is valued at $39 million, subject to potential purchase price adjustment.

D.A. Davidson & Co. served as financial advisor, and Luse Gorman, PC served as legal advisor to Community Financial System, Inc. ClearPoint Federal Bank & Trust was advised by Keefe, Bruyette & Woods, Inc., a Stifel Company, and Covington & Burling LLP served as its legal counsel.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://communityfinancialsystem.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.